Exhibit 10.1

Confidential Treatment Requested by Cash America International, Inc.

Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission.

2012 LONG TERM INCENTIVE PLAN AWARD AGREEMENT

FOR THE E-COMMERCE DIVISION OF CASH AMERICA INTERNATIONAL, INC.

UNDER THE FIRST AMENDED AND RESTATED CASH AMERICA INTERNATIONAL, INC.

2004 LONG-TERM INCENTIVE PLAN, AS AMENDED

This Long Term Incentive Plan Award Agreement (the “Agreement”) is entered into as of the 25th day of July, 2012, by and between Cash America International, Inc. (the “Company”) and Timothy S. Ho (“Employee”).

W I T N E S E T H:

WHEREAS, the Company has adopted the First Amended and Restated Cash America International, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee desires to grant to Employee an award (the “Award”) of Performance Units (“Performance Units”) pursuant to Section 8 of the Plan that shall vest under the terms of the Plan over a 2  1/2-year period, subject to Employee’s continued employment and the satisfaction of certain conditions related to the performance of the E-Commerce Division, which is referred to in the Company’s audited financial statements for the year ended December 31, 2011 as the e-commerce segment (the “E-Commerce Division”), as such Award and its applicable terms and conditions are specified in this Agreement and in Exhibit “A” attached hereto, to encourage Employee’s continued loyalty and diligence; and

WHEREAS, the Performance Units represent the unfunded and unsecured promise of the Company to pay Employee the Unit Value (as hereinafter defined) of the Performance Units in cash at a future date, subject to the terms of this Agreement;

WHEREAS, this Award is intended to satisfy the short-term deferral rule exemption of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) and thereby be exempt from said section.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Award.

(a) General. Subject to the conditions set forth in this Agreement and Exhibit “A,” the Company hereby grants to Employee an Award of 9,501 Performance Units. The Award is designated as a Qualified Performance-Based Award as defined in Section 2 of the Plan.

(b) Grant Date. The Award was awarded to Employee on July 25, 2012 (the “Grant Date”).

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

2. Unit Value. The Unit Value is the value of each Performance Unit granted under the Award. Except as provided in Sections 5(c) and 5(d) below, “Unit Value” means the “2012 Unit Value,” the “2013 Unit Value,” or the “2014 Unit Value,” as applicable, determined and assigned to each portion of the Award as follows:

(a) The Unit Value of 33 1/3% of the Performance Units granted under the Award shall be the 2012 Unit Value, which shall be computed as follows, and which shall not be less than zero:

[(EBITDA (as defined in Exhibit “A”) for July 2012 through December 2012 – EBITDA for July 2011 through December 2011) x the Percentage Multiple (as defined on Exhibit “A”)] ÷ 33,334 Units.

(b) The Unit Value of 33 1/3% of the Performance Units granted under the Award shall be the 2013 Unit Value, which shall be computed as follows, and which shall not be less than zero:

[(EBITDA for calendar year 2013 – EBITDA for calendar year 2012) x the Percentage Multiple] ÷ 33,334 Units.

(c) The Unit Value of 33 1/3% of the Performance Units granted under the Award shall be the 2014 Unit Value, which shall be computed as follows, and which shall not be less than zero:

[(EBITDA for calendar year 2014 – EBITDA for calendar year 2013) x the Percentage Multiple] ÷ 33,334 Units.

3. Vesting.

(a) Subject to the terms and conditions specified on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR (as defined on Exhibit “A”)) 50% of the Performance Units granted under the Award that have a 2012 Unit Value as described in Section 2(a) (or 16 2/3% of the total Performance Units granted under the Award) shall vest on January 1, 2013 (the “First Vesting Date”) as long as Employee remains continuously employed by the Company or its Affiliates through the First Vesting Date. If a portion of the Award fails to vest on the First Vesting Date solely because the EBITDA CAGR specified in Section 3(a) of Exhibit “A” is not achieved as of the First Vesting Date (the “Unvested First Vesting Date Performance Units”), that portion of the award shall be eligible to vest on the Second Vesting Date in accordance with Section 3(b)(ii).

(b) Subject to the terms and conditions specified on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR), the following Performance Units granted under the Award shall vest on January 1, 2014 (the “Second Vesting Date”) as long as Employee remains continuously employed by the Company or its Affiliates through the Second Vesting Date:

(i) 50% of the Performance Units granted under the Award that have a 2013 Unit Value as described in Section 2(b) (or 16 2/3% of the total Performance Units granted under the Award); and

(ii) if applicable, the Unvested First Vesting Date Performance Units.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

If a portion of the Award fails to vest on the Second Vesting Date solely because the EBITDA CAGR specified in Section 3(b) of Exhibit “A” is not achieved, then such portion of the Award that otherwise would have vested in accordance with Section 3(b)(i) as of the Second Vesting Date (the “Unvested Second Vesting Date Performance Units”) and such portion of the Unvested First Vesting Date Performance Units, if applicable, that otherwise would have vested in accordance with Section 3(b)(ii) as of the Second Vesting Date shall be eligible to vest on the Third Vesting Date in accordance with Section 3(c)(iv) and Section 3(c)(v), as applicable.

(c) Subject to the terms and conditions specified on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR), the following Performance Units granted under the Award shall vest on January 1, 2015 (the “Third Vesting Date,” and together with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”) as long as Employee remains continuously employed by the Company or its Affiliates through the Third Vesting Date:

(i) 50% of the Performance Units granted under the Award that have a 2012 Unit Value, as described in Section 2(a) (or 16 2/3% of the total Performance Units granted under the Award);

(ii) 50% of the Performance Units granted under the Award that have a 2013 Unit Value, as described in Section 2(b) (or 16 2/3% of the total Performance Units granted under the Award);

(iii) 100% of the Performance Units granted under the Award that have a 2014 Unit Value, as described in Section 2(c) (or 33 1/3% of the total Performance Units granted under the Award);

(iv) if applicable, the Unvested First Vesting Date Performance Units; and

(v) if applicable, the Unvested Second Vesting Date Performance Units.

(d) The provisions of Section 2 and this Section 3 are illustrated in Exhibit “B.”

4. Treatment of Award Upon Termination of Employment. Notwithstanding anything in this Agreement to the contrary, if an Employee terminates employment with the Company and all of its Affiliates, whether voluntarily or involuntarily (including by death), for any reason, he or she shall immediately forfeit all interest in the unvested portion of an Award, and such forfeited Award shall not be considered outstanding.

5.	Payment of Awards.

(a) General. If Employee remains continuously employed through a Vesting Date and the Award has received Committee Certification (as defined in Exhibit “A”) for such Vesting Date (such that a portion of the Award vests as of such Vesting Date), then, except as provided in Sections 5(c) and 5(d) below, the Company shall pay to Employee (or if Employee has died since such Vesting Date, Employee’s Beneficiary (as hereinafter defined)) the total Unit Value of the then-vesting portion of the Award determined in accordance with this Section 5: (i) within a reasonable time after the Committee Certification Date (as defined in Exhibit “A”), but (ii) in no event will such payment be made later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs; provided,

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

however, if the Committee has not provided the Committee Certification by such March 15, such portion of the Award shall not vest or be payable with respect to such Vesting Date. All payments shall be made in cash. “Beneficiary” means the person(s) designated by Employee to receive any amounts payable under this Agreement upon the Employee’s death. If no Beneficiary has been designated, the Employee’s estate shall be deemed to be the Beneficiary.

(b) Amount of Payment. The amount, if any, to be paid to Employee following each Vesting Date shall be determined as follows:

i. First Vesting Date: With respect to all Performance Units granted to the Employee that vest as of the First Vesting Date, if any, an amount equal to the 2012 Unit Value determined in accordance with Section 2(a) of all such vested Performance Units shall be paid to Employee (or his Beneficiary) in accordance with Section 5(a) of this Agreement. Unit Values for Performance Units that vest on the First Vesting Date shall not remain subject to adjustment as of any subsequent Vesting Date.

ii. Second Vesting Date. With respect to all Performance Units granted to Employee that vest on the Second Vesting Date, if any, an amount equal to the sum of the following amounts shall be paid to Employee (or his Beneficiary) in accordance with Section 5(a) of this Agreement:

(A) the total 2012 Unit Value (determined in accordance with Section 2(a)) of all Performance Units that vested in accordance with Section 3(b)(ii); and

(B) the total 2013 Unit Value (determined in accordance with Section 2(b)) of all Performance Units that vested in accordance with Section 3(b)(i).

Unit Values for Performance Units that vest on the Second Vesting Date shall not remain subject to adjustment as of the Third Vesting Date.

iii. Third Vesting Date. With respect to all Performance Units granted to Employee that vest on the Third Vesting Date, if any, an amount equal to the sum of the following amounts shall be paid to Employee (or his Beneficiary) in accordance with Section 5(a) of this Agreement:

(A) the total 2012 Unit Value (determined in accordance with Section 2(a)) of all Performance Units that vested on the Third Vesting Date in accordance with Sections 3(c)(i) and 3(c)(iv), as applicable; and

(B) the total 2013 Unit Value (determined in accordance with Section 2(b)) of all Performance Units that vested on the Third Vesting Date in accordance with Sections 3(c)(ii) and 3(c)(v), as applicable; and

(C) the total 2014 Unit Value (determined in accordance with Section 2(c)) of all Performance Units that vested on the Third Vesting Date in accordance with Section 3(c)(iii).

Any portion of the Award that does not vest as of the Third Vesting Date, as more particularly described herein, shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(c) Payment Upon Change in Control.

i. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(i) as a result of a Change in Control (as hereinafter defined) before January 1, 2013 shall be the total CIC Unit Value (determined in accordance with Section 5(c)(iv) below) of all such vested Performance Units.

ii. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(ii) as a result of a Change in Control during the 2013 calendar year shall be the sum of the following amounts:

A.	[the Unvested First Vesting Date Performance Units, if any, and 33 1/3% of the 2013 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(ii)] x the 2012 Unit Value; and

B.	[66 2/3% of the 2013 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(ii)] x the CIC Unit Value].

iii. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(iii) as a result of a Change in Control during the 2014 calendar year shall be the sum of the following amounts:

A.	[the Unvested First Vesting Date Performance Units, if any, and 25% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the 2012 Unit Value; and

B.	[the Unvested Second Vesting Date Performance Units, if any, and 25% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the 2013 Unit Value; and

C.	[50% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the CIC Unit Value.

iv. For purposes of this Section 5(c), “CIC Unit Value” shall be computed as follows:

[Grossed-Up EBITDA (computed in accordance with Section 5(c)(v)) for the calendar year of the Change in Control – EBITDA for the immediately preceding calendar year] x the Percentage Multiple ÷ 33,334 Units

v. For purposes of this section 5(c), “Grossed-Up EBITDA” for the calendar year of the Change in Control shall be computed as follows:

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(A) Year-to-date EBITDA through the last day of the calendar quarter immediately preceding or coincident with the date of the Change in Control (the “CIC Valuation Date”); divided by

(B) Year-to-date EBITDA through the date that is one year before the CIC Valuation Date; multiplied by

(C) EBITDA for the full calendar year immediately preceding the calendar year that includes the CIC Valuation Date.

In the event that the Change in Control is prior to January 1, 2013, then for purposes of this Section 5(c), any calendar year shall be deemed to include only the portion of such calendar year that begins on July 1.

vi. All amounts payable in accordance with this Section 5(c) shall be paid within 60 days following the Committee Certification Date with respect to the Vesting Date that occurs as a result of the Change in Control.

(d) Payment Upon Completion of the Enova IPO.

i. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(i) as a result of the completion of the Enova IPO (as hereinafter defined) before January 1, 2013 shall be the total IPO Unit Value (determined in accordance with Section 5(d)(iv) below) of all such vested Performance Units.

ii. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(ii)as a result of the completion of the Enova IPO during the 2013 calendar year shall be the sum of the following amounts:

(A) [the Unvested First Vesting Date Performance Units, if any, and 33 1/3% of the 2013 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(ii)] x the 2012 Unit Value; and

(B) [66 2/3% of the 2013 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(ii)] x the IPO Unit Value.

iii. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest in accordance with Section 6(c)(iii) as a result of the completion of the Enova IPO during the 2014 calendar year shall be the sum of the following amounts:

(A) [the Unvested First Vesting Date Performance Units, if any, and 25% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the 2012 Unit Value; and

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(B) [the Unvested Second Vesting Date Performance Units, if any, and 25% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the 2013 Unit Value; and

(C) [50% of the 2014 CIC/IPO Vested Performance Units, if any, that become vested in accordance with Section 6(c)(iii)] x the IPO Unit Value.

iv. For purposes of this Section 5(d), “IPO Unit Value” shall be computed as follows:

[Year-to-date EBITDA through the last day of the calendar month immediately preceding or coincident with the date of the completion of the Enova IPO (the “IPO Valuation Date”) – Year-to-date EBITDA through the date that is one year before the IPO Valuation Date] x the Percentage Multiple ÷ 33,334 Units

  In the event that the IPO Valuation Date is prior to January 1, 2013, then for purposes of this Section 5(d), any calendar year shall be deemed to include only the portion of such calendar year that begins on July 1.

v. All amounts payable in accordance with this Section 5(d) shall be paid within 60 days following the date of the Committee Certification Date with respect to the Vesting Date that occurs as a result of the completion of the Enova IPO.

6. Vesting Upon Change in Control or Completion of the Enova IPO.

(a) Change in Control Vesting. Upon a Change in Control prior to the Third Vesting Date while Employee is still employed by the Company or its Affiliates, the portion of the Award determined as described in Subsection (6)(c)(i), (6)(c)(ii) or (6)(c)(iii), as applicable, shall become vested, subject to the terms and conditions set forth on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR (as defined on Exhibit “A”) and Committee Certification) and as long as Employee has remained continuously employed through the date of such Change in Control; provided, however, the amount and time of payment for any Performance Units vesting pursuant to this Section shall be determined under the terms of Section 5(c) of this Agreement. The date a Change in Control is completed shall be deemed the Vesting Date. “Change in Control” means an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code Section 409A and Treasury Regulations Section 1.409A-3(i)(5), except that 35% shall be substituted for 30% in applying Treasury Regulations Section 1.409A-3(i)(5)(vi) and 50% shall be substituted for 40% in applying Treasury Regulations Section 1.409A-3(i)(5)(vii).

(b) Enova IPO Vesting. Upon the completion of an initial public offering of some or all of the common stock of Enova International, Inc. (the “Enova IPO”) prior to the Third Vesting Date while Employee is still employed by the Company or its Affiliates, the portion of the Award determined as described in Subsection 6(c)(i), 6(c)(ii) or 6(c)(iii), as applicable, shall become vested, subject to the terms and conditions set forth on Exhibit “A” (including the requirements for achieving a certain EBITDA CAGR (as defined on Exhibit “A”) and Committee Certification) and as long as Employee has remained continuously employed through the date of the completion of such Enova IPO; provided, however, the amount and time of payment for any Performance Units vesting pursuant to this Section shall be determined under the terms of Section 5(d) of this Agreement. The date the Enova IPO is completed shall be deemed the Vesting Date.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(c) Portion of Award to Vest Upon a Change in Control or the Completion of the Enova IPO. The portion of the Award eligible to become vested under this Section upon a Change in Control or the completion of the Enova IPO shall be:

(i) 33 1/3% of the Performance Units granted under this Award in the event that the Change in Control or Enova IPO, as applicable, occurs after the Grant Date and before January 1, 2013;

(ii) 50% of the Performance Units granted under this Award (the “2013 CIC/IPO Vested Performance Units”) plus the Unvested First Vesting Date Performance Units, if any, in the event that the Change in Control or Enova IPO, as applicable, occurs during the 2013 calendar year; or

(iii) 66 2/3% of the Performance Units granted under this Award (the “2014 CIC/IPO Vested Performance Units”) plus the Unvested First Vesting Date Performance Units and the Unvested Second Vesting Date Performance Units, if any, in the event that the Change in Control or Enova IPO, as applicable, occurs during the 2014 calendar year.

(d) In the event of a Change in Control or an Enova IPO, any outstanding unvested Performance Units that do not become vested under this Section 6 shall expire and be forfeited on the date of the Change in Control or the completion of the Enova IPO, as applicable, and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of the Award.

7. Withholding. Upon payment to Employee pursuant to this Agreement, the Company shall withhold all applicable federal, state and local employment taxes which the Company or its Affiliates are required to withhold.

8. Plan Provisions.

    In addition to the terms and conditions set forth herein, each Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

9. Miscellaneous.

(a) Limitation of Rights. The granting of the Award and the execution of the Agreement shall not give Employee any rights to (1) similar grants in future years, (2) any right to be retained in the employ or service of the Company or any of its Affiliates, or (3) interfere in any way with the right of the Company or its Affiliates to terminate Employee’s employment or services at any time.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(b) Interpretation. Employee accepts this Award subject to all the terms and provisions of the Plan and this Agreement. The undersigned Employee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

(c) Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(d) Controlling Law. The Agreement is being made in Texas and shall be construed and enforced in accordance with the laws of that state.

(e) Construction. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(g) Exemption from Code Section 409A. Notwithstanding the references to Code Section 409A and the incorporation of certain provisions from the Treasury Regulations under Code Section 409A, the Company intends that all payments under the Award be exempt from Code Section 409A under the short-term deferral rule exemption in Treasury Regulations Section 1.409A-1(b)(4).

(h) Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

(i) Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Employee’s heirs, legal representatives, successors and assigns.

(j) Originals. This Agreement may be executed and/or accepted electronically by Employee, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Agreement.

(k) Clawback. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results, excluding a material restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, as a result of fraud or intentional misconduct on the part of the Employee, the Committee may, in its discretion, (a) cancel the outstanding Award, in whole or in part, whether or not vested, and/or (b) require the Employee to repay to the Company an amount equal to all or any portion of the payments that have been made to Employee pursuant to this Agreement within the two years preceding the date on which the Company is required to prepare an accounting restatement, to the extent that such payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the Employee under the accounting restatement. Such cancellation or repayment

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash, and the Committee may provide for an offset to any future payments owed by the Company or its or Affiliates to the Employee if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Employee.

Notwithstanding the foregoing, to the extent required to comply with applicable law and/or any Clawback Policy adopted by the Company after the date of this Agreement, the Company may unilaterally amend this Section 9(k), and any such amendment shall be made by providing notice of such amendment to Employee, and shall be binding on Employee; provided, regardless of whether the Company makes such a unilateral amendment to this Section 9(k) or provides such notice to Employee, this Section 9(k)shall be deemed consistent with any Clawback Policy adopted by the Company after the date of this Agreement and Employee shall be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first set forth above.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ Daniel R. Feehan
Daniel R. Feehan
Chief Executive Officer and President

EMPLOYEE *

/s/ Timothy Ho
Timothy Ho

*	Electronic acceptance of this Award by Employee shall bind Employee by the terms of this Agreement pursuant to Section 9(j) of this Agreement.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

EXHIBIT “A”

TERMS AND CONDITIONS OF PERFORMANCE UNITS

1.	Performance Goals. The value of any Performance Units granted under the Award that vest on any Vesting Date and become payable shall be based on a percentage (the “Percentage Multiple”) of the amount of the E-Commerce Division’s positive growth in its EBITDA, if any, during the applicable period(s) specified in Sections 2 and 5 of the Agreement. For purposes of this paragraph and Section 2 of the Agreement, the Percentage Multiple shall be [**Confidential Treatment Requested]. In addition to the continuous employment of Employee, the vesting of any awards on any Vesting Date shall be contingent upon the E-Commerce Division’s achievement of the EBITDA compound annual growth rate (“CAGR”) specified in Section 3 of this Exhibit. The vesting of any portion of the Award shall also be subject to Committee Certification, as described in Section 5 of this Exhibit.

2.	EBITDA. “EBITDA” means the consolidated earnings of the E-Commerce Division before interest, income taxes, depreciation and amortization expenses. EBITDA shall be calculated as if the E-Commerce Division was being operated as a separate and independent corporation and determined in accordance with generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company (“GAAP”) as consistently applied by the Company; provided, however, that in determining EBITDA:

(a) EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP.

(b) EBITDA shall not include any gain or loss that exceeds [**Confidential Treatment Requested] from either the sale or write-off of discontinued business operations (as defined in GAAP) or from the sale of assets classified under GAAP as noncurrent assets (other than the noncurrent portion of any loans to customers) in a single transaction.

(c) EBITDA for any period shall be increased by [**Confidential Treatment Requested] income earned and reduced by [**Confidential Treatment Requested] expense accrued. [**Confidential Treatment Requested]

(d) EBITDA shall not include any corporate administrative overhead allocation that is charged to the E-Commerce Division by the Company or its Affiliates other than Affiliates included in the E-Commerce Division. Corporate administrative overhead allocation shall be deemed to include 100% of all outside accounting, legal, consulting and underwriting fees and out-of-pocket costs incurred on account of a proposed or completed initial public offering of the common stock of Enova International, Inc.

(e) For purposes of calculating EBITDA, income taxes shall mean only federal, state, local and foreign taxes on the income of the E-Commerce Division and shall not include (i) any other tax, charge, fee, duty (including customs duty), levy or assessment, including any ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise (other than franchise taxes based on income), excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, windfall profits, occupational, premium, interest equalization, severance, license, registration, payroll, environmental (including taxes under Code Section 59A),

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

capital stock, capital duty, disability, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any governmental authority, (ii) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (iii) any items described in this paragraph that are attributable to another person but that the owner of the E-Commerce Division is liable to pay by law, by contract or otherwise, whether or not disputed.

3.	CAGR Threshold for Vesting and Payment. The portion of the Award that will vest and be payable (subject to Committee Certification, as described below) shall be subject to the continuous employment of Employee by the Company or its Affiliates through the applicable Vesting Date and the achievement by the E-Commerce Division of the EBITDA CAGR on each Vesting Date, which shall be determined as follows:

(a) The E-Commerce Division must achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] for the six calendar-month period ending on December 31, 2012 (the “Six Month EBITDA CAGR”) in order for any portion of the Award to vest on the First Vesting Date and become payable. If the Company does not achieve the Six Month EBITDA CAGR, no portion of the Award will vest on the First Vesting Date. The Six Month EBITDA CAGR shall be computed by dividing EBITDA for the six month period ending on December 31, 2012 by the Six Month Base EBITDA (as defined in Section 4 of this Exhibit).

(b) If the E-Commerce Division does not achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] over the 18 calendar-month period ending on December 31, 2013, no portion of the Award will vest on the Second Vesting Date. CAGR for the 18 calendar-month period ending on December 31, 2013 shall be computed using the following formula:

[(EBITDA for calendar year 2013 ÷ Base EBITDA (as defined in Section 4 of this Exhibit) ^ (1/1.5)]-1.

(c) If the E-Commerce Division does not achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] over the 30 calendar-month period ending on December 31, 2014, no portion of the Award will vest on the Third Vesting Date. Any portion of the Award that does not vest as of the Third Vesting Date, as more particularly described herein, shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award. EBITDA CAGR for the 30 calendar-month period ending on December 31, 2014 shall be computed using the following formula:

[(EBITDA for calendar year 2014 ÷ Base EBITDA) ^ (1/2.5)]-1.

(d) If the E-Commerce Division does not achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] over the period from July 1, 2012 through the CIC Valuation Date (the “CIC CAGR Period”), no portion of the Award will vest in accordance with Section 6(a) of the Agreement. In the event of a Change in Control, any outstanding unvested portion of the Award that does not vest as of the date of the Change in Control shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

respect to any such unvested portion of such Award. EBITDA CAGR for the period ending on a CIC Valuation Date that is prior to January 1, 2013 shall be computed by dividing Grossed-Up EBITDA (as determined in accordance with Section 5(c)(v) of the Agreement) by the Six-Month Base EBITDA. EBITDA CAGR for the period ending on a CIC Valuation Date that is in 2013 or 2014 shall be computed using the following formula:

[(Grossed-Up EBITDA for the calendar year of the Change in Control ÷ Base EBITDA) ^ (1/the total number of months in the CIC CAGR Period/12)]-1.

(e) If the E-Commerce Division does not achieve an EBITDA CAGR of at least [**Confidential Treatment Requested] over the period from July 1, 2012 through the IPO Valuation Date (the “IPO CAGR Period”), no portion of the Award will vest in accordance with Section 6(b) of the Agreement. In the event of an Enova IPO, any outstanding unvested portion of the Award that does not vest as of the date of the completion of the Enova IPO shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award. EBITDA CAGR for the period ending on an IPO Valuation Date that is prior to January 1, 2013 shall be computed by dividing Grossed-Up IPO EBITDA by the Six-Month Base EBITDA. EBITDA CAGR for the period ending on an IPO Valuation Date that is in 2013 or 2014 shall be computed using the following formula:

[(Grossed-Up IPO EBITDA ÷ Base EBITDA) ^ (1/the total number of months in the IPO CAGR Period/12)]-1.

For purposes of Section 6(e) of this Exhibit:

(i) if the completion of the Enova IPO occurs before January 1, 2013, “Grossed-Up IPO EBITDA” shall be EBITDA for the IPO CAGR Period multiplied by 6 and divided by the number of full months in the IPO CAGR Period; and

(ii) if the completion of the Enova IPO occurs in 2013 or 2014, “Grossed-Up IPO EBITDA” shall be the year-to-date EBITDA through the IPO Valuation Date multiplied by 12 and divided by the number of full months in the year-to-date period through the IPO Valuation Date.

(f) For purposes of determining the amount of the Award that will vest on each Vesting Date and be payable, CAGR shall be rounded to the nearest 0.1%.

4.	Base for Calculation of CAGR. For purposes of determining EBITDA CAGR as of the First Vesting Date, the Base EBITDA shall be the EBITDA realized in the six full calendar months ending on December 31, 2011 (the “Six Month Base EBITDA”). For purposes of determining EBITDA CAGR as of any other Vesting Date, the Base EBITDA shall be the EBITDA realized in the 12 full calendar months ending on June 30, 2012 (the “Base EBITDA”).

5.

Committee Certification. At its first regularly scheduled meeting (or at the first meeting held once the necessary EBITDA data has become available) following each Vesting Date, the Committee (or any successor thereto) shall determine and certify as to whether the applicable conditions described in this Exhibit and other material terms for the vesting of any portion of the Award were met on the applicable Vesting Date (the “Vesting Conditions”) and, if so, (i) the

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

number of Performance Units that have vested on such Vesting Date, (ii) the amount of EBITDA for each period used to determine the EBITDA CAGR and the Unit Value(s) of the vested Performance Units in accordance with Sections 5, 6 and 7, as applicable, of the Agreement, (iii) the EBITDA CAGR achieved for each applicable period, and (iv) the total amount payable with respect to the vested Performance Units (“Committee Certification”). The Vesting Conditions will be considered to have been met only to the extent that the Committee certifies in writing (within the meaning of Treasury Regulations Section 1.162-27(e)(5)) that they have been met. The Committee Certification shall include the satisfaction of the EBITDA CAGR set forth in this Exhibit and of the satisfaction of all other material terms of the Award. The date the Committee makes such a written certification shall be deemed the “Committee Certification Date”.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

EXHIBIT “B”

VALUATION AND VESTING MATRIX

Matrix. The matrix below summarizes the Unit Value and Vesting Dates of each portion of the Performance Units granted under the Agreement, subject to and contingent upon (i) the E-Commerce Division’s achievement of the EBITDA CAGR set forth on Exhibit “A” as of each of the First Vesting Date, the Second Vesting Date and the Third Vesting Date as more particularly described in Section 3 of Exhibit “A” and (ii) other terms and conditions of the Agreement, including Exhibit “A.”

Valuation:		Portion Scheduled to Vest on (assuming all EBITDA CAGR requirements are met):
Basis for Valuation of Each Unit	% of Performance Units Granted to be Valued	1/1/2013	1/1/2014	1/1/2015
2012 Unit Value: Increase in E-Commerce EBITDA for last 6 months of 2012 (as compared with last 6 months of 2011) x [**Confidential Treatment Requested] ÷ 33,334	33 1/3%	50% (which is 16 2/3% of total units granted)		50% (which is 16 2/3% of total units granted)
2013 Unit Value: Increase in E-Commerce EBITDA for calendar year 2013 (as compared with calendar year 2012) x [**Confidential Treatment Requested] ÷ 33,334	33 1/3%	0%	50% (which is 16 2/3% of total units granted)	50% (which is 16 2/3% of total units granted)
2014 Unit Value: Increase in E-Commerce EBITDA for calendar year 2014 (as compared with calendar year 2013) x [**Confidential Treatment Requested] ÷ 33,334	33 1/3%	0%	0%	100% (which is 33 1/3% of total units granted)

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

B-1